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                                  EXHIBIT 5.1


               [LETTERHEAD OF TROUTMAN SANDERS LLP APPEARS HERE]


                               November 16, 1999



NBG Bancorp, Inc.
P. O. Box 6507
Athens, Georgia  30604

          Re: NBG Bancorp, Inc. Registration Statement on Form SB-2 800,000 Shares of Common Stock
               372,500 Common Stock Purchase Warrants
               Registration No. 333-87763

Gentlemen:

     We have served as counsel to NBG Bancorp, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Georgia, in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the above-described Registration Statement (the "Registration Statement") with respect to the offer and sale of 800,000 shares of common stock, par value $1.00 per share, of the Company (the "Shares") and 372,500 common stock purchase warrants of the Company (the "Warrants").

     In rendering this opinion, we have examined originals (or copies certified or otherwise identified to our satisfaction) of the Registration Statement, as amended through the date hereof; (ii) the Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia; (iii) the Bylaws of the Company, certified as complete and correct by the Secretary of the Company; (iv) the form of the common stock certificate of the Company; (v) the form of Organizer Warrent Agreement; and (vi) such corporate and other documents, records and papers, certificates of public officials, and certificates of officers of the Company as we have deemed necessary for the purposes of the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

     Based upon such examination, we are of the opinion that, subject to (i) compliance with the pertinent provisions of the Securities Act and the Securities Exchange Act of 1934, as amended; and (ii) compliance with the applicable provisions of the securities or "blue sky" laws of the various states, the Shares and the Warrants, when certificates or agreements therefor (as the case may be) have been duly executed, countersigned, registered, issued and delivered by the proper officers of the Company in accordance with the terms of the Registration Statement, will be duly and validly issued, fully paid, and non-assessable.

     We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States of America.
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NBG Bancorp, Inc.
November 16, 1999
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement, including the prospectus constituting a part thereof, as originally filed or as subsequently amended. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             Sincerely,

                                             /s/ TROUTMAN SANDERS LLP
                                             -------------------------
                                             TROUTMAN SANDERS LLP